UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 9, 2010

Lihua International, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52650	14-1961536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)5	(IRS Employer Identification No.)

c/o Lihua Holdings Limited Houxiang Five-Star Industry District Danyang City, Jiangsu Province, PRC 212312
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +86-511-86317399

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In connection with the April 8, 2010 public offering of 3,726,709 shares of common stock at a public offering price of $8.05 per share, Lihua International, Inc. (the “Company”) issued a press release on April 9, 2010 announcing that Rodman & Renshaw, LLC, as representative of the several underwriters, which includes Chardan Capital Markets, LLC and Brean Murray, Carret & Co., LLC (the “Underwriters”), have exercised their over-allotment option for the issuance and sale of an additional 559,006 shares of the Company’s common stock, par value $0.0001 per share, less a 5% underwriting commission.  The exercise of the over-allotment option brings the total number of shares sold by the Company in connection with the offering to 4,285,715 and the total gross proceeds received in connection with the offering to approximately $34.5 million.

The offering was underwritten by the Underwriters pursuant to the terms of the underwriting agreement by and between the Company and Rodman & Renshaw, LLC, as representative of the several underwriters, dated April 8, 2010, as previously reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 8, 2010.

A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits:

No.	Description

99.1	Press Release dated April 9, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2010	Lihua International, Inc.

	By:	/s/Jianhua Zhu
Name: Jianhua Zhu
Title: Chief Executive Officer and President

Exhibit Index

No.	Description

99.1	Press Release dated April 9, 2010